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                                                                   EXHIBIT 10.36



                            STOCK PURCHASE AGREEMENT



                                   dated as of



                                 October 7, 1998



                                  by and among



                         LOGICAL SERVICES INCORPORATED,



                               the Shareholders of



                          LOGICAL SERVICES INCORPORATED



                                       and



                             SMARTFLEX SYSTEMS, INC.



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                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October 7, 1998, by and among SMARTFLEX SYSTEMS, INC., a Delaware corporation ("Buyer"), LOGICAL SERVICES INCORPORATED, a California corporation (the "Company"), and the shareholders of the Company listed on Schedule 1 attached hereto (such Shareholders are sometimes referred to herein collectively as the "Shareholders" and individually as a "Shareholder").


                                R E C I T A L S :

        A. The Company is engaged in the business of, among others, providing engineering driven, turn-key services (the "Business").

        B. The Shareholders own, beneficially and of record, one hundred percent (100%) of the issued and outstanding capital stock of the Company (collectively, the "Shares") consisting of an aggregate of 1,479,250 shares of the Company's Common Stock, $.10 par value (the "Common Stock").

        C. Buyer desires to acquire from the Shareholders, and the Shareholders desire to sell to Buyer, the Shares upon the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the terms, covenants, and conditions hereinafter set forth, the parties hereto agree as follows:

        1. Purchase and Sale of Shares.

               Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 11 hereof) on the Closing Date (as defined in Section 11 hereof), the Shareholders agree to sell, convey, assign, transfer, set over and deliver to Buyer, the number of the Shares set forth opposite the name of each Shareholder on Schedule 1 attached hereto, in each case free and clear of all liens, claims, encumbrances, rights of first refusal, security interests, pledges, equities, options, charges, conditional sale contracts, restrictions and other adverse interests and defects in title of any nature whatsoever (collectively, the "Liens"), and Buyer agrees to purchase and accept such Shares from the Shareholders.

        2. Purchase Price and Terms of Payment.

               2.1 Purchase Price. As consideration for the sale hereunder to Buyer of the Shares, Buyer shall pay to each Shareholder, in the manner set forth in Section 2.2 and Section 3 below, his proportionate share, based on the number of Shares owned of record by such Shareholder at the time of Closing (such Shareholder's "Prorata Share"), of an aggregate purchase price (the "Purchase Price") of Two Million Three Hundred Thousand Dollars ($2,300,000), which (i) shall be subject to adjustment as provided in Section 2.3 below and
(ii) shall consist of Two Million Seventy Thousand Dollars ($2,070,000) to be paid at the Closing (the "Closing Date Payment") and Two Hundred Thirty Thousand Dollars ($230,000) to be withheld by the Buyer in accordance with Section 3 (the "Holdback Amount").

               2.2 Payment of Purchase Price. The Purchase Price shall be paid to the Shareholders as follows:


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                      (a) the Closing Date Payment shall be paid to the
Shareholders at the Closing by delivery of a bank cashier's check or wire transfer of funds to each Shareholder in the amount of such Shareholder's Prorata Share of the Purchase Price as set forth on Schedule 1; and

                      (b) the Holdback Amount shall be paid to, or for the account of, the Shareholders as provided in Section 3 below.

               2.3 Adjustment to Purchase Price. On the date hereof, the Company shall deliver to the Buyer a balance sheet as of August 31, 1998, which has been prepared by the Company and attached hereto as Schedule 2.3 (the "Balance Sheet"). Within ninety (90) days following the Closing Date, Ernst & Young LLP ("E&Y") shall deliver to the Buyer and to the Shareholder Representative (as defined in Section 4 below) an audited balance sheet as of the Closing Date (the "Closing Balance Sheet") showing the Company's Net Asset Value (as defined herein) as of the close of business on the day prior to the Closing Date (the "Closing Balance Sheet Net Asset Value"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied using the same methodology as was used in the preparation of the Financial Statements (as defined in Section 6.5 hereof) and the Balance Sheet. In the event that the Closing Balance Sheet Net Asset Value is less than the Net Asset Value as shown on the Balance Sheet (the "Target Net Asset Value"), the Purchase Price shall be reduced by one dollar for each dollar that the Closing Balance Sheet Net Asset Value is less than the Target Net Asset Value. In the event that the amount of the Closing Balance Sheet Net Asset Value is more than the Target Net Asset Value, the Purchase Price shall be increased by one dollar for each dollar that the Closing Balance Sheet Net Asset Value is more than the Target Net Asset Value (collectively, the "Purchase Price Adjustment"). The Shareholder Representative and the Buyer shall be entitled to review the Closing Balance Sheet for a period of thirty (30) days after delivery by E&Y. In the event that before the end of such thirty (30) day period, either of such persons notifies the other in writing that they dispute the Closing Balance Sheet Net Asset Value shown on the Closing Balance Sheet, then the Closing Balance Sheet Shareholders' Equity shall be determined by PricewaterhouseCoopers LLP, or other Big 5 accounting firm mutually agreed to by Buyer and the Shareholder Representative ("Second Auditor"), which determination shall be made within thirty (30) days of the date such firm is retained and when delivered shall be final and binding on the parties. If the Closing Balance Sheet Net Asset Value as determined by the Second Auditor varies in favor of the requesting party, the cost of the Second Auditor shall be paid by the non-requesting party. If the Closing Balance Sheet Net Asset Value as determined by the Second Auditor does not vary in favor of the requesting party, the cost of the Second Auditor shall be paid by the requesting party. If neither the Shareholder Representative nor the Buyer notifies the other that it is contesting the Closing Balance Sheet within the above specified time period, the Closing Balance Sheet provided by E&Y shall be final and binding on all parties for purposes of making the above specified Purchase Price Adjustment. When the Purchase Price Adjustment has been finally determined, if a Purchase Price reduction results, the Buyer shall reduce the Holdback Amount by the amount of the Purchase Price Adjustment; provided, that, if the Purchase Price Adjustment is greater than the Holdback Amount, then each of the Shareholders shall refund such Shareholder's Prorata Share of the amount by which the Purchase Price Adjustment exceeds the Holdback Amount in cash (or by immediately available funds transfer) to the Buyer within five (5) days of the date that the Purchase Price Adjustment is finally determined. If the Purchase Price Adjustment results in a Purchase Price increase, the amount of such increase shall be added to the Holdback Amount and shall be paid as provided in Section 3 below. For purposes hereof, "Net Asset Value" shall mean the tangible assets of the Business less the liabilities of the Business.

        3. Purchase Price Holdback.


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               (a) The Buyer shall withhold the Holdback Amount as collateral to secure the Shareholders' obligations described in Section 3(b) below, during the period commencing on the Closing Date and terminating on the date that is one
(1) year from the Closing Date. On the date that is one (1) year from the Closing Date (or if such date is not a business day, on the next business day thereafter), the Holdback Amount, less the amount of any reductions thereto, as provided in Section 3(b) below, if a positive amount, shall be distributed to the Shareholders, without interest, in accordance with such Shareholder's
Prorata Share. The Buyer shall not be required to segregate or set aside the Holdback Amount. The Buyer may, without obligation, file a UCC-1 or other appropriate instruments with the California Secretary of State evidencing
Buyer's security interest in the Holdback Amount, and the Shareholder Representative is authorized to execute and deliver such UCC-1 or other appropriate instruments, and each Shareholder shall be fully bound thereby.

               (b) The Holdback Amount is subject to reduction and retention by Buyer as follows:

                      (i) In the event that there is a Purchase Price reduction pursuant to the terms of Section 2.3 above; and

                      (ii) In satisfaction of any claim for Damages by the Buyer against the Shareholders pursuant to the provisions of Section 14, below.

               (c) Without limiting the foregoing, in the event that reductions to the Holdback Amount made by the Buyer pursuant to this Section 3 exceed the amount of the Holdback Amount, then, in addition to any other remedies available to the Buyer, the Buyer shall be able to recover any excess amounts directly from the Shareholders, on a joint and several basis.

               (d) Under no circumstances will the Shareholders, without the prior written consent of the Buyer, assign, transfer or grant any security interest in the Holdback Amount to any party other than (i) the Buyer pursuant to Section 3(a) above, or (ii) an existing Shareholder who shall accept such assignment, transfer or security interest subject to the prior rights of the Buyer hereunder.

        4. Shareholder Representative. Each of the Shareholders (and their successors and assigns) hereby irrevocably consents to the appointment of, and does hereby appoint and empower, Robert W. Ulrickson (and Robert W. Ulrickson does hereby accept such appointment), as the sole and exclusive representative of the Shareholders (the "Shareholder Representative"), until replaced by the Shareholders, as evidenced in a writing delivered to the Buyer which is executed by the Shareholders holding a majority of the Shares immediately prior to the Closing Date. All decisions of the Shareholder Representative shall be final and binding on all of the Shareholders, and the Buyer shall be entitled to rely upon, without independent investigation, any decision of the Shareholder Representative and shall be jointly and severally indemnified by the Shareholders and held harmless by each Shareholder for any action or inaction taken or omitted to be taken by Buyer in reliance thereon.

        5. Several Representations and Warranties of the Shareholders.

               Except as disclosed in the disclosure schedules delivered to Buyer concurrently herewith (the "Disclosure Schedules") by reference to the specific section or subsections to which a disclosure pertains, each Shareholder, severally but not jointly, represents and warrants to Buyer as follows:

               5.1 Authority. Such Shareholder has the full legal right, capacity, power and authority to execute and deliver, and to perform such Shareholder's obligations under this Agreement.


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This Agreement has been duly executed and delivered by such Shareholder, constitutes the valid and binding obligation of such Shareholder, and is enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreement is sought to be enforced in a proceeding at law or in equity). Any Employment Agreement required to be executed by such Shareholder pursuant to
Section 9.11 below, when executed and delivered by such Shareholder, will be the valid and binding obligation of such Shareholder, and will be enforceable against such Shareholder in accordance with its terms except, in each case, as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether any such agreements are sought to be enforced in a proceeding at law or in equity).

               5.2 Title to Shares. Such Shareholder is the owner, beneficially and of record, of the number of Shares set forth opposite such Shareholder's name on Schedule 1 attached hereto and at the Closing shall transfer, convey and vest in Buyer, legal and beneficial ownership of (including, but not limited to, the right to vote), and good, valid and marketable title to, such Shares free and clear of all Liens other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the sale and transfer of the Shares contemplated by this Agreement. Neither such Shareholder nor any Shares owned by such Shareholder are or will be a party or subject to any agreement or commitment, written or oral, granting any rights or options in or to such Shares or any interest therein or imposing any restrictions thereon.

               5.3 No Shareholder Conflicts. Except as set forth in Schedule 5.3 attached hereto, neither the execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of such Shareholder's obligations hereunder, nor the consummation of the transactions contemplated hereby, including, but not limited to, the execution by such Shareholder of an Employment Agreement pursuant to Section 9.11 hereto, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any of the terms, conditions or provisions of any lease, license, franchise, promissory note, contract, agreement, commitment, indenture, mortgage, deed of trust, or other instrument, document or arrangement to which such Shareholder is a party or by which his properties or assets may be bound and which is material to the Shareholder (a "Material Shareholder Contract"); (b) the creation or imposition of any Lien on any of the assets or properties of such Shareholder; (c) the termination of any Material Shareholder Contract or the acceleration of the maturity of any indebtedness or other material obligation of such Shareholder; or (d) a violation or breach of any order, writ, injunction, decree, law, statute or regulation of any court or governmental authority applicable to such Shareholder or any of such Shareholder's properties or assets.

               5.4 No Third Party Consents. Except as set forth in Schedule 5.4 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               5.5 Absence of Claims. Except as set forth in Schedule 5.5 attached hereto, such Shareholder does not, and at the Closing will not, have any claim, demand or cause of action against the Company, or its officers, directors, employees, agents or representatives and knows of no fact, event or circumstance which could reasonably be expected to result in any such claim.


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               5.6 Delegation of Authority to Shareholder Representative. The
delegation of authority by each of the Shareholders to the Shareholder Representative pursuant to this Agreement, is a valid and enforceable delegation and each Shareholder has the full power and authority to make such delegation.

        6. Representations and Warranties of the Company and Shareholders.

               Except as disclosed in the Disclosure Schedules by reference to the specific section or subsections to which a disclosure pertains, the Company and each of the Shareholders, jointly and severally, represent and warrant to Buyer as follows:

               6.1 Organization and Good Standing; Corporate Matters. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly authorized or qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned by it or the nature of the Business makes such authorization or qualification necessary and where the failure to be so authorized or qualified would have a Material Adverse Effect (as hereinafter defined) on the Company. As used in this Agreement, unless otherwise indicated, the term "Material Adverse Effect" when used in connection with the Company, means any event, circumstance, change or effect that is, or could reasonably be expected to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of the Company either prior to or following the Closing, other than Material Adverse Effects set forth or described in the Disclosure Schedules. The Company does not own or control, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, association, business organization, trust or entity. The Company has all necessary corporate power and authority to conduct the Business as it is now, and has since its organization been, conducted and to own, lease and/or operate the properties and assets which it now owns, leases or operates. The Company has delivered to Buyer true and correct copies of (a) the Articles of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of California, (b) the Bylaws of the Company and all amendments thereto, duly certified by its corporate secretary,
(c) the minute and stock books of the Company and (d) any agreements, commitments or understandings restricting the transfer of or otherwise relating to the Shares or any other securities of the Company to which the Company or any Shareholder is a party. Such Articles of Incorporation and Bylaws are in full force and effect and the Company is not in violation of its Articles of Incorporation or Bylaws. The minute and stock books of the Company are complete and accurate in all material respects.

               6.2 Capital Structure of the Company. The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock, par value $0.10 of which 1,479,250 shares are issued and outstanding. There are no outstanding subscriptions, options, calls, warrants, convertible or exchangeable debt or securities, agreements, arrangements, commitments, understandings or other rights, oral or written, obligating the Company to offer, sell or issue any additional shares of its capital stock of any class or any outstanding shares of capital stock of the Company. Except as set forth in Schedule 6.2, none of the Shareholders is a party to any voting trust agreement or any other contract, agreement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights or privileges with respect to, or which either provide for or restrict the sale, transfer or assignment of, the Shares. All of the outstanding shares of capital stock of the Company are validly issued, fully paid, nonassessable, and were not issued in violation or contravention of any federal or applicable state securities laws or regulations, any preemptive rights (contractual or other) of any person or entity, or any agreement to which the Company or any shareholder of the Company is or was a party. Except as set


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forth in Schedule 6.2, there are no obligations, contingent or otherwise, of the
Company to repurchase, redeem or otherwise acquire any currently outstanding, or make any payments in respect of any currently or previously outstanding, shares of capital stock of the Company. Except as disclosed in Schedule 6.2 or in the Financial Statements (as hereinafter defined), the Company has not repurchased, redeemed or otherwise acquired any shares of its capital stock or declared, paid or set aside funds for the payment of any dividend or other distribution on its shares of capital stock, or effected any recapitalization, reclassification, combination, stock split or other transaction affecting its authorized or outstanding shares of capital stock. Each repurchase, redemption or other acquisition of shares of capital stock, and each dividend or other distribution and each recapitalization, reclassification, combination, stock split or other transaction disclosed in Schedule 6.2 was made in accordance with all applicable provisions of California Law and without violation of any Material Contract (as hereinafter defined).

               6.3 No Conflicts. Except as set forth in Schedule 6.3 attached hereto, neither the execution and delivery of this Agreement by the Company or any Shareholder, the performance by the Company or any Shareholder of its obligations hereunder, the execution and delivery by the Company or any Shareholder of any agreement required to be entered into pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any provision of the Articles of Incorporation or Bylaws of the Company, or (ii) any of the terms, conditions or provisions of any lease, license, franchise, promissory note, contract, agreement, commitment, indenture, mortgage, deed of trust, or other instrument, document or arrangement to which the Company is a party or by which it or any of its respective properties or assets may be bound and which is material to the Company (a "Material Contract"); (b) the creation or imposition of any Lien on any of the assets or properties of the Company; (c) the termination of any Material Contract or the acceleration of the maturity of any indebtedness or other material obligation of the Company; (d) a violation or breach of any order, writ, injunction, decree, law, statute or regulation of any court or governmental authority applicable to the Company or any of its respective properties or assets; (e) the cessation or termination of any other business relationship or arrangement between the Company and any third party the cessation or termination of which would have a Material Adverse Effect; (f) any adverse effect on the Intangible Personal Property (as defined in Section 6.7(b) below) or on the Company's rights or ability to use the Intangible Personal Property or on the Company's rights or privileges under the license agreements or other arrangements, if any, listed on Schedule 6.7(b).

               6.4 Consents and Approvals. Except as set forth in Schedule 6.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               6.5 Financial Statements. The Shareholders have delivered or caused the Company to deliver to Buyer true and correct copies of the unaudited consolidated financial statements of the Company for the period from January 1, 1998 to August 31, 1998 and for each of the years in the two (2) year period ended December 31, 1997, consisting of balance sheets and statements of income (collectively, the "Financial Statements"), true and correct copies of which Financial Statements are also attached hereto as Schedule 6.5. The Financial Statements (i) were prepared in accordance with GAAP consistently applied; (ii) present fairly, in all material respects, the financial position, results of operations of the Company as at the relevant dates thereof and for the respective periods covered thereby; and (iii) reflect that the Company has calculated and set aside reserves or allowances for doubtful accounts, warranty claims, obsolete, excessive or slow moving inventory and other



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contingencies and claims in amounts which are adequate in relation to potential write-downs or write-offs of assets and potential liabilities or losses that may arise out of any pending or threatened claims or other contingencies to which the Company or its Business are subject, determined in accordance with GAAP consistently applied. Other than as expressly set forth in Schedule 6.5 or in the (August 31, 1998) Balance Sheet included in the Financial Statements or the notes thereto, the Company has no debts, liabilities, obligations or commitments of any nature, secured or unsecured and whether due or to become due, absolute, contingent or otherwise, which, in accordance with GAAP consistently applied, either would be required to be shown on a balance sheet of the Company prepared in accordance with GAAP or, although it is not required to be shown on the Company's balance sheet, are individually or in the aggregate material in amount, except for liabilities that have been incurred by the Company after August 31, 1998, in the ordinary course of business and consistent with past practice, that are not material in amount and have not had, and are not reasonably expected to have, a Material Adverse Effect on the Company.

               6.6 Absence of Certain Changes. Except as set forth in Schedule
6.6 attached hereto, since January 1, 1995, the Company has conducted the Business in the ordinary course, and there has not been or occurred with respect to the Company: (i) any change in or amendment to its Articles of Incorporation or Bylaws or any recapitalization or reclassification of its authorized or outstanding capital stock; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on the Company or its ability to operate the Business in the ordinary course and consistent with past practices; (iii) any amendment, modification or termination of any Material Contract or the termination, cessation or loss of or any material change in the pricing or other material terms of any product supply or other business arrangement or relationship which would or could reasonably be expected to have a Material Adverse Effect; (iv) other than immaterial increases in regular salaries or wages made in the ordinary course of business and consistent with past practices, any increase in, or commitment to increase, the direct or indirect compensation or benefits payable or to become payable to any of the Company's officers, directors, employees, agents, or independent contractors, or the payment or awarding, or the making of any commitment to pay, any severance, bonus, incentive or special or deferred compensation to or similar arrangements with any of such officers, directors, employees, agents or independent contractors or the adoption of any new, or any material amendment or modification of any existing, Employee Plan (as hereinafter defined); (v) any sale or issuance of, or grant of options, warrants or other rights to acquire, any shares of capital stock or other securities (whether currently outstanding or authorized or available for issuance); (vi) any declaration, setting aside or payment of a dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, repurchase or other acquisition of any shares of its capital stock or other securities, or any issuance or the creation of any commitment or obligation to issue any shares of capital stock or any rights or securities convertible, exchangeable or exercisable into shares of capital stock, or any transfer, sale, pledge, assignment or other disposition of, any of the Shares, or any interest in or right to acquire any of the Shares; (vii) any waiver or release of any material right or claim of the Company; (viii) except for sales of inventory made, and Permitted Liens (as defined in Subsection 6.7(d) below) incurred in the ordinary course of business and consistent with past practices, any sale, transfer, mortgage, pledge or subjection to Lien of or affecting any of its properties or assets other than sales of assets that are not material to and are no longer needed in the Business; (ix) the incurrence of any indebtedness for borrowed money or capitalized lease obligations or any guaranty of indebtedness of any other person or entity; (x) any capital expenditures or any commitment involving more than [$25,000] individually or [$50,000] in the aggregate; (xi) any material alteration in the manner of keeping the books, accounts or records of the Company or in the manner of preparing financial statements, or any change in the accounting principles, practices, policies or procedures of the Company (except as may have been required by any modification or change in GAAP); (xii) any material alteration in the operating or



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employment policies and procedures of the Company; (xiii) any other event or condition of any character that has had or could reasonably be expected to result in a Material Adverse Effect on the Company or the Business; or (xiv) any agreement or commitment by the Company or any Shareholder to do any of the things described in the preceding clauses (i) through (xiii).

               6.7 Property of the Company. Except as set forth in Schedule 6.7, the Company owns or otherwise has the right to use (free of any burdensome conditions or restrictions) all of the property and assets, real, personal or mixed, tangible or intangible, now used in the operation of the Business, or the use of which is necessary for the performance of any Material Contract or the conduct of the Business as now conducted and as presently contemplated to be conducted.

                      (a) Tangible Personal Property. Except as set forth in
Schedule 6.7(a), the Company has furnished to Buyer a true and correct listing of all machinery, implements, supplies, equipment, computers, furniture, fixtures, vehicles, tools, and all other similar assets or tangible personal property owned, leased or used by the Company other than any of such items that are not necessary for the conduct of the Business as currently conducted. The assets contained on such listing constitute all the tangible personal property reasonably necessary for the conduct by the Company of the Business, and such assets are in good operating condition and repair, ordinary wear and tear excepted, and have been properly maintained. Except as disclosed in Schedule 6.7(a), no personal property used by the Company in connection with the Business is held under any lease, security agreement, conditional sales contract, or other title retention or security agreement, or is located other than in the possession of the Company.

                      (b) Intangible Personal Property. Schedule 6.7(b) attached hereto contains a true and correct list of all patents and patent applications, copyrights and applications therefor, trademarks, trade names and service marks, whether or not registered, and whether owned or licensed for use by the Company, and any applications therefor, designs, drawings, processes, inventions, products, computer software, firmware or hardware and other trade secrets and know-how (the "Intangible Personal Property") owned by the Company or used in or necessary to the conduct of the Business. Schedule 6.7(b) also contains a list of all license agreements and other arrangements under which the Company uses, or licenses to any third party, any patents, trademarks or other intellectual property, true and complete copies of which have been provided to Buyer. The Company owns or is licensed, or otherwise has the full right and authority to use, all Intangible Personal Property required for the conduct of the Business in the manner presently conducted, and such use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent rights or trade secret rights of any other person or entity. Neither the Company nor any of its products or advertising or marketing materials, (i) has infringed, or is now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation, which infringement would have a Material Adverse Effect on the Company or (ii) has breached or violated or is in breach or violation of any license agreement governing the use of any intellectual property by the Company which, in either case, would have a Material Adverse Effect on the Company. Except as disclosed in Schedule 6.7(b), neither the Company nor any Shareholder has received any written notice or other indication of any such claim of infringement or violation.

                      (c) Real Property. Schedule 6.7(c) attached hereto contains a correct list of the addresses of each parcel of real property owned by, leased to or used in any way by the Company (the "Real Properties"), together with a brief description of the structures thereon and the uses being made thereof, and a list of all leases under which the Company possesses or uses real property (the "Real Property Leases"). True and correct copies of the Real Property Leases, and any and all amendments thereto, have been delivered to Buyer. The Real Properties constitute all of the real properties and



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structures and improvements necessary for the Company to conduct the Business.
Each of the Real Property Leases is valid, binding and enforceable in accordance with its terms, and is in full force and effect. The Company is not in material default, and no event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default under, or which would entitle the lessor to terminate, any of such Real Property Leases. The Company has also delivered to Buyer true and correct copies of any and all title insurance policies or commitments and environmental studies or reports in the possession or control of the Company or any Shareholder with respect to any of the Real Properties. The zoning of each parcel of Real Property permits the presently existing improvements and structures and the continuation of the Business presently conducted thereon. To the best knowledge of the Shareholders, no changes in such zoning are pending or threatened, and no condemnation or similar proceedings are pending against any such parcel of real property.

                      (d) Title. Except as set forth in the Financial Statements or in Schedule 6.7(d) attached hereto, the Company has good, valid and marketable title to, or a valid leasehold interest in, all of the assets and properties (personal, real, mixed, tangible or intangible) which it purports to own or lease, free and clear of any and all Liens other than Permitted Liens. As used in this Agreement, the term "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business in respect of obligations which are not overdue, or which are being contested in good faith; (ii) such Liens and minor imperfections of title, if any, as are not material in amount, do not materially detract from the value or impair the use of any material assets subject thereto or the operations of the Business by the Company and have arisen only in the ordinary course of business; and (iii) Liens for current Taxes (as hereinafter defined) not yet due or for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

                      (e) Accounts Receivable. The Company has delivered to Buyer a complete and current aging of all accounts receivable of the Company as of August 31, 1998, as set forth on Schedule 6.7(e) attached hereto. All such accounts receivable represent, and all accounts receivable arising from the operation of the business of the Company between the date hereof and the Closing (collectively, the "Accounts Receivable") will represent, amounts due the Company for bona fide sales of products actually made or services actually performed on or prior to the date such Accounts Receivable were or will be recorded on the books of the Company, in the ordinary course of the Business and consistent with past practices, and are, or on or prior to the Closing Date will be, valid and collectible in full in the ordinary course of business. No reserves for invalid or uncollectible receivables have been made, and, in the opinion of the Shareholders, no such reserves are necessary. There is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable.

                      (f) Inventories. The Company has furnished to Buyer a complete, current and correct list of all inventories, including packaging materials, components, supplies, raw materials, work-in-process and finished goods, of the Company as of August 31, 1998 (the "Inventories"), as set forth in
Schedule 6.7(f) attached hereto. The Inventories are, and as of the Closing Date will be, of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete, damaged or slow moving materials and materials of below standard quality, all of which have been written off or written down to net realizable value and, in the aggregate, are not material in amount.

               6.8 Contracts and Agreements. Except as described in Schedules 6.7, 6.8 or 6.9 attached hereto, the Company is not a party to, and none of its assets and properties are subject to: (a) any employment contract with any officer, consultant, director or employee or any affiliate of the foregoing; (b) any lease of real or personal property; (c) any agreement or understanding, written or oral, that provides for or relates to the purchase, sale or other disposition of any property, materials, equipment or supplies (except purchase or sales orders from or to individual customers or individual suppliers incurred in the ordinary course of business); (d) any instrument creating or providing for the creation of any Lien on any of the assets or properties of the Company or evidencing or relating to indebtedness constituting notes payable or long-term debt; or (e) any other Material Contract, which shall include, without limitation, any contracts or agreements relating to, or entered into by the Company in connection with, the purchase or sale of any business or product line. There has been delivered to Buyer (i) true and correct copies of each written contract or agreement listed on Schedules 6.7, 6.8 or 6.9, and any and all amendments thereto, and (ii) an accurate written summary of the terms of any oral agreement or understanding that the Company may have with any other person or entity that is material to the Company or the Business, which shall include, without limitation, any oral agreement or understanding that the Company may have with any of the customers or suppliers listed on Schedule 6.10, and any amendments thereto. Except as otherwise set forth on Schedule 6.8, each of such contracts, agreements, licenses and instruments so listed, or required to be so listed, or described or required to be described in a written summary required to be delivered pursuant hereto, is a valid and binding obligation of the Company and, to the knowledge of the Shareholders, also of the other parties thereto, and is enforceable in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 6.8 hereto, there have not been any defaults by the Company or, to the knowledge of the Shareholders, any defaults or claims of default or of non-enforceability by the other party or parties to such contracts, agreements, licenses and instruments which, individually or in the aggregate, would have a Material Adverse Effect on the Company or the Business and, to the knowledge of the Shareholders, there are no facts, events or conditions that have occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or by the other party or parties under any of such contracts, agreements, licenses and instruments that could reasonably be expected to have a Material Adverse Effect on the Company or the Business or that would create or result in the imposition of a Lien on any material assets or properties of the Company.

               6.9    Employees; Labor Matters and Employee Plans.

                      (a) Schedule 6.9 attached hereto contains complete, current and correct lists of each director and officer of the Company and of all employees of the Company, which lists include the job position(s) of and compensation and benefits payable to each of such individuals as a result of his or her employment by or association with the Company. Schedule 6.9 also contains a list of consultants and any other independent contractors that have provided professional or other services to the Company and have received or are expected to receive fees or other compensation from the Company. The Company has furnished to Buyer a true and correct copy of its employee handbook (if one exists) and a written description of all material employment or personnel policies of the Company not set forth therein.

                      (b) Except as set forth in Schedule 6.9, the Company is not a party to or otherwise bound by or subject to any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract. Except as disclosed in Schedule 6.9, there has been no strike or other work stoppage by, nor, to the knowledge of any of the Shareholders, has there been any union organizing activity among any of the employees of the Company. The Company is in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. Except as set forth in Schedule 6.9, there is no unfair labor practice complaint pending or, to the best knowledge of any of the Shareholders, threatened against the Company, nor, to the best knowledge of any of the Shareholders, is there any factual basis for any such complaint.

                      (c) Schedule 6.9 also contains a complete, current and correct list of all Employee Plans (as hereinafter defined) of the Company (true, correct and complete copies of which have been delivered to Buyer). For purposes of this Agreement, the term "Employee Plan" includes all present plans, programs, agreements or any other arrangements (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of the Company or to any other person who provides, or at any time since January 1, 1995 provided, services to the Company, whether or not such plans, programs, agreements or any such other arrangements, are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or are qualified under the Internal Revenue Code of 1986, (as amended, the "Code"). By way of example, but without limiting the generality of the foregoing, the term Employee Plan includes, but is not limited to, employee benefit plans (as defined in Section 3(3) of ERISA), pension, retirement, profit sharing, stock option, stock bonus, and non-qualified deferred compensation plans, any multiemployer plan (as defined in Section 3(37) of ERISA), disability, medical, dental, health insurance, life insurance, incentive compensation, vacation benefit, and fringe benefit plans, programs or arrangements. Any and all tax returns, reports, forms or other documents required to be filed by the Company under applicable federal, state or local law with respect to the Employee Plans have been timely filed and are correct and complete in all material respects; and any and all amounts due by the Company to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. Except as disclosed in Schedule 6.9, the Company has not terminated any Employee Plan.

                      (d) Except as set forth in Schedule 6.9, all Employee Plans are now, and have always been, established, maintained and operated in accordance, in all material respects, with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All communications with respect to each Employee Plan by any members of any plan committee, plan fiduciaries, plan administrators, the Company or its Boards of Directors or employees, accurately reflect the documents and operations of each such Employee Plan in all material respects. The Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Code. No Employee Plan is a multiemployer plan within the meaning of the Code or ERISA, a defined benefit plan within the meaning of Section 3(35) of ERISA, a plan subject to Section 302 of ERISA or Section 412 of the Code, or funded through a welfare benefit fund (as defined in Section 419 of the Code). The Company has not participated in, maintained, contributed to or been required to contribute to any employee benefit plan subject to Title IV of ERISA or any retiree medical or retiree life insurance benefit plan. All contributions required to be made to or with respect to each Employee Plan and all costs of administering each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and are accurate. There is and there has been no actual or, to the knowledge of the Shareholders, no threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any government entity have been filed or, to the knowledge of the Shareholders, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no breach of fiduciary duty or prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code or Sections 601 to 608 of ERISA. Each welfare benefit plan (as defined in Section 3(2) of ERISA) is, and has been, in material compliance with the requirements of Code Section 4980B and Sections 601 to 608 of ERISA. There is no contract, agreement or benefit arrangement covering any employee of the Company which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

                      (e) Except as set forth in Schedule 6.9, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation that, but for such transactions, would be due to any individual. The Company has delivered to the Buyer true, correct and complete copies of each plan, agreement or arrangement relating to the foregoing, including all amendments thereto.

                      (f) With respect to any insurance policy providing funding for benefits under any Employee Plan, (i) there is no material liability of the Company in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such material liability if such insurance policy was terminated on the date hereof, and (ii) to the knowledge of the Shareholders, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, neither the Company nor any of the Shareholders has received any notice that any such proceeding with respect to any such insurance company is pending or imminent.

               6.10 Customers and Suppliers. Except as set forth on Schedule 6.10, Schedule 6.10 attached hereto contains correct and current lists of (a) all customers or clients of the Company, including original equipment manufacturers ("OEMs"), who accounted for more than five percent (5%) of the consolidated sales of the Company in either of the two most recent fiscal years, showing the approximate aggregate dollar amount of sales to each such customer during each of such fiscal years; and (b) the ten (10) largest suppliers of the Company in terms of purchases during each of the two most recent fiscal years, showing the approximate aggregate dollar amounts of purchases by the Company from each such supplier during each of such fiscal years. Except as set forth on
Schedule 6.10, there has been no change in the business relationship of the Company with any customer or supplier named in Schedule 6.10 which has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Business. Except as set forth on Schedule 6.10, no Shareholder has any present information or is aware that, due to any events or circumstances that have occurred prior to the date of this Agreement, any of the customers or suppliers listed in Schedule 6.10 intends to cease doing business with the Company, or alter materially the amount of the business that any of them is presently doing with the Company, or will require, as a condition of continuing to purchase products from or to sell raw materials or components to the Company, a change in the prices at or in any other material terms under which it has been doing business with the Company.

               6.11 Product Warranties and Liabilities. Schedule 6.11 attached hereto sets forth the product return policies (the "Return Policies") of, and all Warranties (as hereinafter defined) given or made by, the Company. "Warranties" shall mean all service, repair, replacement and other obligations based upon or arising out of express and implied warranties made or deemed made in connection with the sale of goods or the performance of services by the Company. The Company has not extended or granted any return rights or given or made any Warranties with respect to any products sold or services performed by it, except for those set forth in
Schedule 6.11. None of the customers of the Company has claimed to the Company or, to the best knowledge of any of the Shareholders, to the Company's suppliers, that the Company's products are defective. Neither the Company nor any of the Shareholders nor, to the best knowledge of any of the Shareholders, any of the employees of the Company, has any particular knowledge of any products which have been shipped by the Company in a condition that such products might reasonably be expected to be returned by the customer, or of any intention on the part of any customer to return any of the Company's products, except returns by customers in the ordinary course of business and consistent with the Return Policies and which, in any event, are not expected to be material in amount. Except as otherwise set forth in Schedule 6.11, no Shareholder has any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against the Company, whether or not fully covered by insurance, for liability on account of negligence or product liability or on account of any Warranties which would have, individually or in the aggregate, a Material Adverse Effect on the Company or the Business, and adequate reserves have been set aside in the Financial Statements for Warranty claims and product returns.

               6.12 Licenses and Permits; Compliance With Laws. Schedule 6.12 contains a true and correct list of all governmental licenses, permits, franchises, authorizations, certificates, rights, privileges and registrations held by or issued to the Company which are required for the lawful conduct of its business and which the failure to maintain would have a Material Adverse Effect (the "Material Licenses and Permits"). Each of the Material Licenses and Permits is in full force and effect, and there are no pending or, to the knowledge of the Shareholders, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any of the Material Licenses and Permits. None of the transactions contemplated by this Agreement will affect the validity of or cause the revocation or discontinuation of any of the Material Licenses and Permits. Except as otherwise set forth in Schedule 6.12, the Business is being, and has been, conducted in compliance with all applicable federal, state, local and international laws, statutes, ordinances, rules, regulations, orders, decrees and other requirements of all governmental authorities and other political subdivisions and agencies thereof having jurisdiction over the Company, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental matters, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health and occupational safety matters, except where any instances of noncompliance, either individually or in the aggregate, have not had, and could not be reasonably expected to have, any Material Adverse Effect on the Company or the Business.

               6.13 Environmental and Safety Matters. Except as set forth in
Schedule 6.13, the Company and the use of its respective properties and assets and the operation of the Business have complied and are in compliance in all material respects with all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, or employee safety, and no notice of violation of any such statutes, laws, ordinances, rules, regulations and orders with respect thereto and no notice of the violation, cancellation or revocation of any permit, license or other authorization relating thereto, has been received, nor is any such notice pending or, to the best knowledge of any of the Shareholders, threatened. Except as set forth in Schedule 6.13, no underground or above-ground storage tanks or surface impoundments are located on any of the Real Properties. Except as set forth on Schedule 6.13 and in compliance with applicable statutes, laws, ordinances, rules, regulations, orders, licenses and permits, there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release, in, at, under, or on any of the Real Properties of toxic or hazardous substances during the ownership or occupancy thereof by the Company, or, to the knowledge of any of the Shareholders, except for the existence of toxic or hazardous substances or any generation, use, treatment, storage, transfer, disposal, or release thereof that set forth in Schedule 6.13, prior to such ownership or occupancy; and, except as otherwise set forth in
Schedule 6.13, there are not now, and at Closing there will not be, any toxic or hazardous substances on, in or under any of the Real Properties except in compliance with all applicable laws, regulations, ordinances and permits relating to environmental protection or the protection of health and safety. Except as otherwise set forth on Schedule 6.13, (i) none of the Company or any of the Shareholders has received any notice or claim to the effect, and none of the Shareholders knows or is aware, that the Company is or may be or become liable to any governmental authority or private party as a result of the release, or threatened release, of any toxic or hazardous substances in connection with the operations of the Company, or any of the predecessors of the Company; and (ii) to the best knowledge of any of the Shareholders, none of such operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or a threatened release of any toxic or hazardous substances at any of the Real Properties or any other real properties that have been owned, used or leased by the Company or predecessors thereof. For the purposes of this Section 6.13, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is at any time deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended from time to time ("CERCLA"), and its related state and local counterparts; (ii) asbestos and asbestos containing materials and polychlorinated biphenyls; and (iii) any petroleum hydrocarbon, including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated therewith.

               6.14 Insurance Coverage. Schedule 6.14 attached hereto contains a list and description of each policy of fire, general liability, product liability, worker's compensation and other forms of insurance maintained by the Company. True and correct copies of each such policy have been delivered to Buyer. All such policies are, and since January 1, 1995, such policies (or policies substantially equivalent thereto) have been, continuously in full force and effect and without any gaps in coverage, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies (i) are valid, outstanding and enforceable policies, (ii) to the best knowledge of the Shareholders, provide adequate insurance coverage for the properties, assets and operations of the Company as presently conducted, and (iii) will remain in full force and effect through the respective dates set forth on Schedule 6.14 attached hereto, without the payment of additional premiums, and (iv) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. There has also been furnished to Buyer a schedule that describes all claims of the Company which are pending under such insurance policies or have been paid to or on behalf of the Company since January 1, 1995. Since January 1, 1995, the Company has not been refused any insurance with respect to its properties, assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

               6.15 Litigation. Except as set forth in Schedule 6.15 attached hereto, there is no pending, or to the best knowledge of any of the Shareholders is there any threatened, action, suit, arbitration proceeding, charge, complaint, allegation, investigation, inquiry or other proceeding or claim before any court or governmental or administrative body or agency or other entity against, relating to or affecting the Company or any director, shareholder, officer, agent or employee of the Company in its, his or her capacity as such, or the assets, properties or Business of the Company or the transactions contemplated by this Agreement, nor is any Shareholder aware of any facts or circumstances which could reasonably lead to or provide the basis for any such action, suit, arbitration proceeding, investigation or inquiry that, if brought or adversely determined against the Company, could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6.15, there is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting any of Shareholders, the Company, or any officer, director, employee or agent of the Company, in its capacity as such, from conducting or engaging in any aspect of the Business, or requiring such Shareholder, the Company, or any officer, director, employee or agent of the Company to take or refrain from taking any action with respect to any aspect of the Business which could reasonably be anticipated to have a Material Adverse Effect on the Company or the Business.

               6.16   Taxes and Tax Returns.

                      (a) Except as set forth on Schedule 6.16: (i) the Company has duly and timely filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it and has duly and timely paid all Taxes (as hereafter defined) due or claimed to be due from it (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of any of the Shareholders, threatened, or any audit of the records of the Company being made or threatened by, any taxing authority; (ii) each Tax Return previously filed is, or to be filed in the future relating to any period up to the Closing Date shall be, correct and complete in all respects; and (iii) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. The amounts set up as provisions for Taxes, if any, on the December 31, 1997 and August 31, 1998 balance sheets of the Company included in the Financial Statements are sufficient for the payment of all unpaid Taxes accrued for or applicable to the periods ended on such dates and all years and periods prior thereto and for which the Company, at those dates, may have been liable. Except as disclosed in
Schedule 6.16, the Company has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors, Shareholders, or other third parties and has also paid all employment taxes as required under applicable laws. The Company has not agreed to or is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method. There is no income reportable by the Company for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date involving in excess of $25,000. The Company is not (nor has been) a "reporting corporation" subject to the information reporting and record maintenance requirements of Code Section 6038A and the regulations thereunder. The Company does not own any interest in real property located in any state or local taxing jurisdiction that imposes a tax on the transfer of such an interest that could apply with respect to the transactions contemplated by this Agreement.

                      (b) Except as set forth in Schedule 6.16, the Company has not waived any statute of limitation in respect of any taxes or assessments by any federal, state, county, local, foreign or other taxing jurisdiction or agreed to any extension of time with respect to an assessment or deficiency in any Tax, and has not been audited by any taxing authority. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                      (c) Except as set forth in Schedule 6.16, the Company has not made any payments, nor is the Company a party to any agreement that under any circumstances could obligate it to make any payments, that would not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any tax allocation or tax sharing agreement or has any obligations under any such agreement to which it may, in the past, have been a party.

                      (d) Except as set forth in Schedule 6.16, the Company (i) is not nor ever has been required to file a consolidated or combined state or federal income Tax Return with any other person or entity, and (ii) is not liable for the Taxes of any person under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                      (e) For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                      (f) For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including, but not limited to, information returns or reports related to back-up withholding and any payments to third parties) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                      (g) The Company has furnished to Buyer true and complete copies of (A) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company relating to Taxes for all open years, and (B) all federal, state, local and foreign tax returns for all open years.

                      (h) The Company has disclosed on its federal and state income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or corresponding provisions of state tax law. There are no requests for rulings with respect to any Tax or potential Tax of the Company pending before any taxing authority.

               6.17 Related Party Transactions. Except as described on Schedule 6.17, no officer, director, shareholder or employee of the Company, and none of their relatives or affiliates, owns any interest in any competitor, lessor, lessee or customer or supplier of the Company; and the Company is not a party to any transaction or arrangement with any of its respective officers, directors, shareholders or employees, or any relative or affiliate of any of them, which relates to or affects the ownership, lease or use or disposition of any assets, properties or the operations of the Company or the sale, lease or use of goods or services, or the loan of money or any extension of credit or guaranty, by or to the Company, other than the payment of wages, salaries and bonuses to employees of the Company for services performed in the ordinary course of business. Except as disclosed in the Financial Statements or described on
Schedule 6.17, none of the assets or properties of the Company include any receivables or contract rights from, or notes payable or evidences of indebtedness of, any of the officers, directors, shareholders or employees of the Company or any relative or affiliate of any of them.

               6.18 Certain Payments. To the best knowledge of the Shareholders, neither the Company nor any shareholder, officer, director, employee of the Company or any agent or other representative who has been retained by the Company to act on its behalf, has made, directly or indirectly, any political contributions with corporate funds, payments from corporate funds not fully and accurately recorded on its books and records, payments from corporate funds to governmental officials in their individual capacities or to obtain or retain business either within the United States of America or abroad. The Company has not engaged and is not engaging in any course of conduct and has not been and is not a party to any agreements or involved in any transactions which would give rise to a violation of the applicable provisions of the Foreign Corrupt Practices Act of 1977 (U.S. Public Law No. 95-213).

               6.19 Bank Accounts. Schedule 6.19 attached hereto contains a true and complete list showing the name of each person who holds a power of attorney authorizing such person to act in the name or on behalf of the Company, the name and address of each bank, savings and loan or other financial institution in which the Company maintains any account or safe deposit box, the title and number of each such account, and the names of all persons authorized to draw thereon or effect transactions in connection with such accounts or to have access to such safe deposit boxes.

               6.20 Brokers and Finders. Neither the Company nor any Shareholder has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Company or the Shareholders, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and none of the Company or any of the Shareholders knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

               6.21 Disclosure. None of the representations or warranties of the Company or the Shareholders contained in this Agreement or the Schedules and Exhibits hereto, or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

               6.22 Knowledge. For purposes of determining under this Section 6 whether the Shareholders know of any facts, events, conditions or circumstances relating to the subject matter of the representations and warranties contained in this Section 6, each Shareholder shall be deemed to have knowledge of the facts, events, conditions and circumstances actually known on or before the date hereof by any of the persons listed on Schedule 6.22.

        7. Representations and Warranties of Buyer.

           Buyer hereby represents and warrants to the Shareholders as follows:

               7.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary under applicable law as a result of the conduct of its business and where the failure to be so qualified would have a material adverse effect on Buyer. Buyer has the requisite corporate power and authority to carry on its business as now being conducted and to execute and deliver and perform its obligations under this Agreement and the Employment Agreements.

               7.2 Necessary Actions; Binding Effect. Buyer has taken all corporate action necessary to authorize its execution and delivery of, and the performance of its obligations under, this

Agreement. This Agreement constitutes, and upon execution and delivery the Employment Agreements will constitute, valid obligations of Buyer that are legally binding on and enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreements are sought to be enforced in a proceeding at law or in equity).

               7.3 No Conflicts. Except as set forth on Schedule 7.3, neither the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any provision of the Certificate of Incorporation or Bylaws of Buyer, or (ii) any lease, license, franchise, promissory note, contract, agreement, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which Buyer is a party and which is material to Buyer, considered together with all of Buyer's subsidiaries as a whole (a "Material Buyer Contract"); (b) the termination of any Material Buyer Contract or the acceleration of the maturity of any indebtedness or other monetary obligation of Buyer that is material in amount when considered in relation to Buyer and its subsidiaries taken as a whole; or (c) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Buyer is a party or by which any of its properties is bound or any laws or regulations applicable to Buyer, where the violation would have a material adverse effect on Buyer considered together with all of its subsidiaries, as a whole.

               7.4 Brokers and Finders. Except as set forth on Schedule 7.4, Buyer has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of Buyer, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and the Buyer does not know of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

               7.5 Disclosure. None of the representations or warranties of Buyer contained herein or the Schedules and Exhibits hereto, or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

               7.6 Consents and Approvals. Except as set forth in Schedule 7.6, no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               7.7 Litigation. Except as set forth in Schedule 7.7 attached hereto, there is no pending or, to the best knowledge of the Buyer, threatened action, suit, arbitration proceeding, charge, compliant, allegation, investigation, inquiry or other proceeding or claim before any court or governmental or administrative body or agency or other entity against, relating to or affecting the Buyer or any director, shareholder, officer, agent or employee of the Buyer in its, his or her capacity as such, or the assets, properties or business of the Buyer or the transactions contemplated by this Agreement.

        8. Obligations Pending and Following the Closing.

               8.1 Full Access. The Shareholders shall afford, and shall cause the Company to afford, to Buyer, its counsel, accountants, investment bankers and lenders (and their respective accounting and legal and other authorized representatives), full access during normal business hours to all properties, personnel and information of the Company, including, without limitation, financial statements, books and records, leases and agreements and tax returns, to enable Buyer to determine that the transactions contemplated hereby can be consummated in accordance with applicable statutes and regulations, to verify the accuracy of the representations and warranties made herein and to fully investigate the affairs of the Company as fully as Buyer may desire; provided, that such investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the Business. Without limiting the generality of the foregoing, the Company and the Shareholders shall furnish or cause to be furnished to Buyer and its representatives such information, data and reports concerning the ownership of the Shares, the capital structure of the Company and the assets and properties and businesses, financial condition and operating results of the Company as Buyer or any such representative shall reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.1 shall affect or be deemed to modify any representation or warranty contained in this Agreement or in any certificates delivered by the Company or the Shareholders at the Closing.

               8.2 Conduct of Business. Unless Buyer gives its prior written consent for actions to be taken to the contrary, from the date hereof and until the Closing or termination of this Agreement, whichever first occurs, the Shareholders shall cause the Company to operate and conduct the Business diligently and only in the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, the Shareholders shall cause the Company to:

                      (a) Organization and Relationships. Preserve intact its properties, assets and business organizations and use its reasonable best efforts to keep available the services of its officers, directors and employees and to maintain satisfactory relationships with all vendors, suppliers, distributors, sales representatives, customers, agents, consultants and others having commercially beneficial relationships with it, commensurate with the requirements of the Business;

                      (b) Indebtedness. Not increase the amount due and owing to any lender for borrowed money, incur any capitalized lease obligations, or guaranty or otherwise become obligated in respect of the obligations of any other person or entity;

                      (c) Insurance. Maintain insurance coverage consistent with past practices and, unless comparable insurance is substituted therefor or is not generally available to businesses of the type conducted by the Company not take any action to terminate or modify, nor permit the lapse or termination of, the present insurance policies and coverages of the Company;

                      (d) Compensation and Benefits. Not increase the compensation or benefits of any employee, independent contractor or agent; not adopt or amend any commission plan or arrangement or any Employee Plan of any type; not make, pay, award or grant any bonus or incentive or deferred compensation; and not lend or advance any sum or extend credit to any employee, director, shareholder or any affiliate; except that, without obtaining Buyer's prior written consent, the Company may be permitted to increase the regular salaries or wages of non-management employees in the ordinary course of business and consistent with past practices, provided that such increases do not average more than 4%;

                      (e) Lawsuits and Claims. Promptly notify Buyer of all lawsuits, claims, proceedings or investigations that are, or which any officers of the Company or any of the Shareholders has reason to believe may be, threatened, brought, asserted or commenced against the Company or any of its officers or directors, and which could have a Material Adverse Effect on the Company or the Business or which relates or could affect in any way the Shares or the transactions contemplated hereby; and not release, settle, compromise or relinquish any claims, causes of action or rights involving more than $25,000 individually or $50,000 in the aggregate which the Company may have against any other person or entity;

                      (f) Sales of or Liens on Assets. Not sell or otherwise dispose, or enter into any agreement for the sale or other disposition, of any of its assets or properties, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of its assets or properties to be subjected to any Lien other than Permitted Liens;

                      (g) Condition of Assets. Maintain in good working order and condition, ordinary wear and tear excepted, all items of tangible personal property, wherever located, that are used, leased or owned by it;

                      (h) Agreements and Transactions. Observe and perform all terms, conditions, covenants and obligations contained in, and take all actions necessary or appropriate to preserve the rights of the Company under, all existing agreements, written or oral, between the Company and any third parties the violation or loss of which would have, individually or in the aggregate, a Material Adverse Effect on the Company or the Business; and, except as required by any existing agreements, not enter into any new agreements or transactions, or incur any expenditures, liabilities or obligations, involving more than $50,000 individually or $100,000 in the aggregate (except for purchase from customers or sales orders to suppliers incurred in the ordinary course of business and consistent with past practice), or renew, extend, amend or modify any existing agreement (written or oral) involving any commitments, obligations, liabilities or requiring any expenditures that would exceed $50,000 individually or $100,000 in the aggregate or which would govern the pricing or any other of the material terms of sales to be made to any customers or purchases of raw materials or components from any suppliers that are expected to account for more than 5% of the Company's product sales or purchases of supplies during the next 12 months; not take any action which would cause a breach or violation of or default under any Material Contract and promptly notify Buyer in writing of the occurrence of any such breach or default; and not enter into any transaction with any shareholder, director or officer or any person or entity related to or affiliated with any such person other than to continue those transactions that are described on Schedule 6.17 hereto;

                      (i) Consents; Compliance with Laws. Use its best efforts to obtain and maintain all consents, assignments or approvals of third parties, governmental and other, in form and substance reasonably satisfactory to Buyer, the absence or loss of which would have a Material Adverse Effect on the Company or the Business; and not take any action which would result in a violation of or the noncompliance with any Material Contract or any laws or regulations applicable to or any permits or licenses or contractual rights held by the Company where such violation or non-compliance would or is reasonably likely to have a Material Adverse Effect on the Company or the Business, or result in the incurrence of any material liability by the Company or in the revocation, modification or loss of any license, permit or contractual right needed for the operation of the Business as presently conducted by the Company, or which would adversely affect the obtaining of third-party consents or approvals for or otherwise adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and cooperate with Buyer and render to Buyer such assistance as Buyer may reasonably request in obtaining such consents and approvals;

                      (j) Taxes. Pay, when due, and prior to the imposition or assessment of any interest, penalties or Liens by reason of the non-payment of, all Taxes assessed against the Company;

                      (k) Dividends; Significant Transactions. Not: (i) declare or pay any dividends or make any distributions with respect to, or redeem or otherwise acquire any shares of, the capital stock of the Company; (ii) accelerate the maturity or payment of or prepay any indebtedness or other obligations of the Company; (iii) approve or effect any reclassification or recapitalization of the Company or its authorized or outstanding shares of capital stock; (iv) merge or consolidate the Company with or into a third party or reorganize the Company; (v) approve or commence any proceedings for the dissolution or liquidation of the Company; or (vi) enter into any agreement or commitment to do any of the foregoing;

                      (l) Corporate Matters. Not: (i) amend in any manner the Articles of Incorporation or Bylaws of the Company; (ii) authorize or issue any shares of capital stock of any class or series; or (iii) create or issue any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of any class or other equity securities of the Company may be directly or indirectly authorized, issued or transferred; or (iv) agree to do any of the foregoing;

                      (m) Liabilities and Expenses. Not create or incur (whether as principal, surety or otherwise) any material liabilities, secured or unsecured, or fixed, absolute or contingent, other than liabilities and expenses incurred in the ordinary course of business consistent with past practices;

                      (n) Tax Matters. Prepare and timely file any Tax Returns required to be filed by the Company on or before the Closing Date and not make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of causing or increasing a Tax liability of the Company or the Buyer; or

                      (o) Other. Not enter into any agreement or commitment to take any action that would violate any of the covenants set forth in this
Section 8.2.

               8.3 Shareholder Indebtedness. On or prior to the Closing Date, each Shareholder shall satisfy any indebtedness of such Shareholder to the Company, which indebtedness is reflected on Schedule 6.17.

               8.4 Further Assurances. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein, provided that, with respect to any such request, the requesting party bears the reasonable costs of preparing, executing and delivering such instruments or the taking of such actions, unless the other party is obligated, under any other terms or provisions of this Agreement, to execute and deliver such documents or to take any such action.

               8.5 Transfer of Property Rights. The Shareholders shall each have entered into an agreement in a form reasonably acceptable to the Buyer with the Company (in the form of an employment agreement, assignment, transfer, release or otherwise) whereby each Shareholder (i) acknowledges and agrees that all rights, title and interests in and to the property of the Company (the "Property"), including without limitation the property and assets referenced, referred to or contemplated by
Section 6.7 hereof, and all parts of such Property, including all copyrights, patents, trade secrets, and trademarks therein, in whatever media or form, shall be and remain the exclusive property of the Company; (ii) unconditionally and irrevocably transfers, conveys and assigns to the Company all of the Shareholder's current and hereafter acquired rights, title and interests in and to such Products, and all parts thereof, including, without limitation, rights in copyright, patent, trade secret and trademark; and (iii) agrees to take all actions and execute all documents, as the Company may reasonably request, to effectuate the acknowledgement of ownership and the vesting of complete and exclusive ownership of the Products in the Company.

               8.6 Notice of Breach. Each party to this Agreement will immediately give notice to the other parties of the occurrence of any event, or the failure of any event to occur, that results in or constitutes a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein.

               8.7 Employment Agreements. At the Closing, each of Rocky R. Arnold, Robert W. Ulrickson and Baxter R. Watkins shall execute and deliver an employment agreement with the Company in the form attached hereto as Exhibit A (the "Employment Agreements").

               8.8 Releases. At the Closing, each of the Shareholders shall have executed a release in favor of the Company, in the form attached hereto as Exhibit B (the "Releases").

               8.9 Certain Covenants of the Shareholders; No Solicitation. Except for the sale of the Shares to Buyer, from and after the date hereof and continuing until the termination of this Agreement or the consummation of the sale of the Shares to Buyer hereunder, whichever first occurs, none of the Shareholders shall sell, transfer, pledge, hypothecate or otherwise dispose of any of the Shares now outstanding and none of the Shareholders shall grant any options or rights to purchase, or enter into any agreements which would obligate any of the Shareholders to sell, or entitle any person or entity to acquire, any of such Shares, or any interest therein or rights thereunder, whether absolute or contingent. Each Shareholder agrees that such Shareholder will not, and the Shareholders shall cause the Company to not, directly or indirectly through any of its respective officers, directors, employees, representatives or agents, (i) solicit, initiate or encourage any inquiries or proposals (from any person or entity other than Buyer) that constitute, or could reasonably be expected to lead to, or accept, any proposal or offer for a merger, consolidation, reorganization, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer), or the issuance of any new securities of the Company or any other transaction or series of transactions which could cause or result in a change of control of or any material change in the Company or the Business, or which could interfere in any manner, directly or indirectly, with the consummation of the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to or which could lead to or facilitate the making of, any Acquisition Proposal by any person or entity other than Buyer, or
(iii) agree to, approve or recommend any Acquisition Proposal. The Shareholders shall notify the Buyer immediately (and no later than 24 hours) after receipt by the Company or such Shareholder (or by any of their advisors) of any written bona fide Acquisition Proposal or any written request for nonpublic information or for access to the properties, books or records of the Company. Such notice to Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the person or entity making such Proposal or request and the terms and conditions of such proposal, inquiry or contact.

               8.10 Furnishing of Certain Information. If requested by Buyer, the Shareholders shall cause the Company to (i) permit Buyer's independent public accountants to have access to the books and records of the Company so that, if required by Buyer, any unaudited historical financial statements and other financial information of the Company can be reviewed or audited by Buyer's independent public accountants; and (ii) permit such financial statements and other information of or concerning the Company or its businesses to be disclosed in any public filing by Buyer under or pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the documents filed by the Buyer with the Securities and Exchange Commission (the "Securities Filings"). In addition, each Shareholder shall cause the Company's independent public accountants to provide such information (including, without limitation, such accountants' workpapers) and assistance, including the execution and delivery of opinions and consents, with respect to the Company's historical consolidated financial statements, as may be required by Buyer in connection with the preparation of financial statements for, and their inclusion in, any such Securities Filings. The Shareholders also shall cause the Company to provide to Buyer such assistance and other information, including, without limitation, information concerning the Company and the Business of the type and nature that would be required to be included in a Registration Statement that the Company would be required by the Securities Act to file on Form S-1 for a public offering of its equity securities, for inclusion in any Securities Filing. Disclosure of such financial statements and information furnished hereunder in any Securities Filing shall not constitute a breach or violation of the confidentiality provisions of
Section 15 of this Agreement. The reasonable out-of-pocket expenses of the Company's accountants and other professionals retained by the Company to prepare any documents or information and accounting services specifically requested of the Company by Buyer or its accountants shall be paid by Buyer, provided the incurring of such expenses has been approved in advance and in writing by Buyer.

               8.11 Monthly Financial Statements. As soon as practicable, and in any event within 30 days following the end of each month ending on or after the date of this Agreement, true and correct copies of the consolidated financial statements of the Company, consisting of a balance sheet and statements of income, and cash flows, as of and for the month then ended, shall be furnished to Buyer, together with a copy of any compliance certificates furnished to the Company's bank lenders.

               8.12 Employee Benefits. In addition to the Buyer's obligations under Section 8.14 below, Buyer shall, with respect to all full-time employees employed by the Company, cause the Company to provide employee benefit plans, programs and arrangements having benefits that, in all material respects, are comparable to the employee benefit plans, programs and arrangements provided by Buyer for its own employees of a similar position; provided, that the foregoing shall not require Buyer to maintain any specific type of employee benefit plan; provided, however, that, notwithstanding the foregoing, no full time employees employed by the Company shall be entitled to any credit for accrued vacation to the extent such accrued vacation exceeds the number of vacation days that employees of Buyer are entitled to accrue.

               8.13 Environmental Assessments. Buyer shall have the right to obtain, at Buyer's expense and from environmental consultants selected by Buyer, environmental assessments of any of the Real Properties (the "Environmental Assessments") for the purpose of determining whether there exists any toxic or hazardous substances (as such terms are defined in Section 6.13 above) on, about or underneath the Real Properties, or migrating or threatening to migrate from any of the Real Properties, or any condition, circumstance or activity which constitutes a violation of or noncompliance with any

Environmental Law (as defined below) which, in the reasonable judgment of Buyer, based on the results of or any recommendations from its environmental consultants, is required to be remedied or corrected (a "Hazardous Condition") and which is attributable to the operations of the Company on or after, or to any Hazardous Condition on, about or underneath or migrating from any such Real Property which neither existed nor was originated prior to, inception. For purposes of this Section 8.11, "Environmental Law" shall mean any federal, state or local law, order, rule or regulation relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of toxic or hazardous substances.

               8.14 Executive Bonus Plan. Without limiting the provisions of
Section 8.12 above, on the Closing Date, the Buyer shall cause the Company to establish a bonus plan in the form attached hereto as Exhibit C (the "Bonus Plan"), to incentivize the senior executives of the Company named therein to increase sales revenue derived from the Company's and the Buyer's engineering and manufacturing businesses. The Company, the Buyer and the Shareholders each hereby acknowledge that (i) any payments made under the Bonus Plan to the senior executives of the Company are in consideration for services rendered by such senior executives, and/or are incentives for continued employment by such senior executives with the Company and (ii) in no event shall any such payments have any correlation or relation to the number of Shares being sold to the Buyer by any of such senior executives, or the transactions contemplated in this Agreement.

               8.15 Sable Technologies Matter. In the exercise of its fiduciary obligations, the Board of Directors of the Company will confer from time to time with Robert W. Ulrickson concerning the current arbitration with Sable Technologies Incorporated ("Sable"), and will cause its responsible officer or officers to consult with, and utilize, to the extent deemed reasonably appropriate, the services and leadership of Robert W. Ulrickson in the prosecution and resolution of such arbitration. In the event that the Company receives any amounts (the "Recovery Amount") from Sable, then the Company will pay the Shareholders, in proportion to each Shareholder's Prorata Share, the difference between (i) the Recovery Amount and (ii) the sum of (A) all of the Company's costs and expenses incurred in connection with the current arbitration with Sable, except to the extent such expenses are reflected as liabilities reducing the Net Asset Value in the Closing Balance Sheet and (B) any amounts paid by Sable which are reflected as assets increasing the Net Asset Value in the Closing Balance Sheet. Such amounts shall be paid by the Company within thirty (30) days after the Company receives such amounts, by delivery of a check to each Shareholder at their address as set forth on Schedule 1 attached hereto.

        9. Conditions to Buyer's Obligations.

               The obligations of Buyer to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

               9.1 Accuracy of Representations and Warranties. All of the representations and warranties of the Company and the Shareholders contained herein shall be true and correct as of the date when made and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

               9.2 Due Diligence. The Buyer, its officers, directors, employees, accountants, attorneys, representatives, advisors and/or agents shall have completed to their satisfaction, a due diligence review of the Company's business and financial condition pursuant to Section 8.1, and specifically, Buyer's independent public accountants shall have completed their review of the Financial

Statements of the Company to their satisfaction, and Buyer deems such Financial Statements to have been prepared in accordance with, and in satisfaction of GAAP.

               9.3 Performance. The Company and each of the Shareholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and all actions which the Shareholders have been required to cause to be taken by the Company at or prior to the Closing, as provided in this Agreement, shall have been taken by them in accordance with the terms of this Agreement.

               9.4 Adverse Changes. From August 31, 1998, no material adverse change shall have occurred and no event shall have taken place that would, or could have a Material Adverse Effect on the Company or the Business and Buyer shall have received a letter, in form and substance reasonably requested by Buyer updating the Balance Sheet.

               9.5 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or administrative or other proceeding by any governmental body or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There shall be no pending or threatened litigation, or asserted or unasserted claims, assessments, or other loss contingencies, which could have a Material Adverse Effect on the Company other than as disclosed in the Disclosure Schedules delivered pursuant hereto as of the date of this Agreement.

               9.6 Certificates. Buyer shall have received the following:

                      (a) Good Standing Certificate, dated as of a recent date, with respect to the Company from (i) the Secretary of State of the State of California and (ii) the Secretaries of State or other appropriate state agencies of each other jurisdiction in which the Company is engaged in business activities that would require qualification under the laws of such state; and

                      (b) Certificate signed by the President of the Company and by the Shareholder Representative, dated as of the Closing Date, certifying that
(i) all representations and warranties of the Shareholders were true and correct when made and remain true and correct in all material respects as of the Closing Date; (ii) all of the respective covenants, agreements, obligations and conditions of the Shareholders, and the actions of the Company required to have been performed or complied with under or pursuant to this Agreement as of or prior to the Closing have been fully performed or complied with; unless waived in writing by Buyer; and (iii) all of the conditions to the obligations of Buyer under this Agreement required to be satisfied by any of the Shareholders or the Company by the Closing Date have been satisfied and fulfilled or have been waived in writing by Buyer.

               9.7 Consents. All consents, authorizations, permits or approvals from third parties, governmental and other, required to permit the parties to consummate the transactions contemplated hereby shall have been obtained, without the imposition of any burdensome conditions on the Company or Buyer, and shall not have been revoked or withdrawn.

               9.8 Employment Obligations. All employment agreements and commitments of the Company, including, without limitation, any commitments for parachute payments or other amounts payable as a result of the transactions contemplated hereunder, will be terminated as of the Closing Date without liability to, or will have been paid or otherwise fully discharged by the Shareholders other than from funds or assets of the Company.



               9.9 Shareholder Indebtedness. Each Shareholder shall have paid, in full, all amounts owing to the Company by such Shareholder, as provided in
Section 8.3 above.

               9.10 Opinion of Counsel. Buyer shall have received an opinion, dated the Closing Date, of The Corporate Law Group, substantially in the form of Exhibit D hereto.

               9.11 Employment Agreement. Each of Rocky R. Arnold, Robert W. Ulrickson and Baxter R. Watkins shall have executed and delivered their respective Employment Agreements to Company.

               9.12 Releases. Each of the Shareholders shall have executed and delivered the Releases to the Buyer.

               9.13 Resignation. Buyer shall have received written resignation letters from each director and executive officer of the Company designated in writing by Buyer on or before the Closing Date.

               9.14 Additional Instruments. Buyer shall have received such other or additional instruments, consents, endorsements and documents as Buyer reasonably deems to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Buyer and its counsel.

               9.15 Results of Environmental Assessments. Buyer shall be reasonably satisfied with the results of the Environmental Assessments conducted pursuant to Section 8.11 relating to the presence on, about or underneath the Real Properties of Hazardous Substances that were not present at such Real Properties prior to, and the Company's compliance with Environmental Laws since, inception.

        10. Conditions to the Shareholder's Obligations.

               The obligations of the Shareholders to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

               10.1 Accuracy of Representations and Warranties. All of the representations and warranties of Buyer contained herein shall be true and correct as of the date when made and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing.

               10.2 Performance. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed by or complied with on or prior to the Closing Date.

               10.3 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or administrative or other proceeding by any governmental body or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

               10.4 Employment Agreements. Company shall have executed and delivered Employment Agreements to Rocky R. Arnold, Robert W. Ulrickson and Baxter R. Watkins in substantially the respective forms attached in Exhibit A hereto; provided that any of such individuals shall, with the prior consent of the Buyer, be entitled to waive such condition with respect to his Employment Agreement.

               10.5 Certificates. The Shareholders shall have received the following:

                      (a) A Good Standing Certificate of Buyer as of a recent date from the Secretary of State of the State of Delaware; and

                      (b) A certificate signed by the Chief Executive Officer and Chief Financial Officer of Buyer, dated as of the Closing Date, certifying that (i) all representations and warranties of Buyer were true and correct when made and remain, in all material respects, true and correct as of the Closing;
(ii) all of the covenants, agreements, obligations and conditions of Buyer required to have been performed or complied with by Buyer as of or prior to the Closing have been fully performed or complied with, unless waived in writing by the Company and the Shareholders; and (iii) all of the conditions to the Shareholders' obligations under this Agreement required to be satisfied by the Closing Date by Buyer have been satisfied and fulfilled or waived in writing by the Company and the Shareholders.

               10.6 Consents. All consents, authorizations, permits or approvals from third parties, governmental and other, required to permit the parties to consummate the transactions contemplated hereby shall have been obtained, without the imposition of any burdensome conditions on the Company or Buyer, and shall not have been revoked or withdrawn.

               10.7 Opinion of Counsel. The Shareholders shall have received an opinion, dated the Closing Date, of Stradling Yocca Carlson & Rauth, substantially in the form of Exhibit E hereto.

               10.8 Additional Instruments. The Shareholders shall have received certified copies of resolutions duly adopted by the Board of Directors of Buyer approving this Agreement and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, endorsements and documents as the Shareholders reasonably deem to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to the Shareholders and their counsel.

        11. Closing.

               11.1 Closing; Closing Date. The consummation of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, at 10:00 A.M. on or before October 7 1998, but in no event later than , 1998, or at such other place, date and time as Buyer and the holders of a majority of the Company's outstanding Shares may mutually agree (the "Closing Date").

               11.2 Closing Deliveries. In connection with and at the time of the Closing:

                      (a) By the Shareholders. The Shareholders shall deliver or cause to be delivered to Buyer the following:

                             (i) The stock certificates evidencing all of the Shares, accompanied by appropriate instruments of transfer duly executed by the Shareholders;

                             (ii) The Employment Agreements, duly executed by Rocky R. Arnold, Robert W. Ulrickson and Baxter R. Watkins;

                             (iii) The Releases, duly executed by the Shareholders; and

                             (iv) Each of the certificates, documents, instruments and evidences required to be delivered to Buyer pursuant to
        Section 9 above.

                      (b) By the Company. The Shareholders shall cause the Company to deliver to Buyer the following:

                             (i) The minute books, stock transfer books and records, the corporate seal and other corporate records of the Company;

                             (ii) All documents and instruments and records pertaining to bank accounts and safety deposit boxes of the Company together with such instruments as the depository institutions where such accounts and safety boxes are maintained may require to change the signatories on such accounts and for such safety deposit boxes; and

                             (iii)  Each of the certificates, documents,
        instruments and evidences required to be delivered to Buyer pursuant to
        Section 9 above; and

                             (iv) The Employment Agreements, duly executed by the Company; and

                      (c) By Buyer. Buyer shall deliver to the Shareholders the following:

                             (i) Bank cashiers' checks or wire transfers of funds payable to the order of the Shareholders in an aggregate amount equal to the Closing Date Payment; and

                             (ii) Each of the certificates, documents, instruments and evidences required to be delivered by Buyer pursuant to
        Section 10 above.

        12. Termination and Abandonment.

               12.1 Methods of Termination. This Agreement may be terminated and the purchase and sale of the Shares herein contemplated may be abandoned at any time but not later than the Closing Date:

                      (a) By mutual written consent of the Shareholders and Buyer; or

                      (b) By any party, if the Closing has not occurred by November 1, 1998;

provided, that the party so terminating is not in breach of any of its material obligations under this Agreement.

               12.2 Procedure Upon Termination. In the event of termination and abandonment by Buyer or by the Shareholders, or both, pursuant to Section 12.1 hereof, written notice thereof shall forthwith be given to the other party or parties. Upon termination, the purchase and sale of the Shares shall be abandoned, without further action by Buyer or the Shareholders. If this Agreement is terminated as provided herein:

                      (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                      (b) The obligations of confidentiality set forth in
Section 15 hereof shall continue despite such termination; and

                      (c) The parties shall be relieved of any obligation to sell or purchase the Shares, but none of the parties shall be relieved of any liability for any material breach or default under this Agreement.

        13. Survival of Covenants, Representations and Warranties.

               All of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto, and all covenants which by their terms require performance or compliance following the Closing, shall remain in full force and effect and shall survive the Closing indefinitely.

        14.    Indemnification.

               14.1   Indemnification by the Shareholders.

                      (a) Each Shareholder shall, jointly and severally, through the Holdback or otherwise, indemnify, hold harmless and defend Buyer and its directors, officers, shareholders, employees, agents and successors and assigns, and, from and after the Closing, and also the Company and those persons who, following the Closing Date, are the Company's officers, directors, agents and successors and assigns (collectively, all of the foregoing, the "indemnified parties" or, individually, an "indemnified party") from and against any and all "Damages" (as hereinafter defined) that arise from or are in connection with:

                             (i) Except as provided in Section 14.1(b) below, any breach of, or inaccuracy in, any of the representations or warranties of any of the Shareholders contained in this Agreement or in any of the Disclosure Schedules or any certificates delivered hereunder;

                             (ii) Except as provided in Section 14.1(b) below, any breach or default by the Shareholders of their covenants or agreements contained in this Agreement;

                              (iii) Any claim, lawsuit, action or other proceeding that (i) is pending against the Company and/or any of the Shareholders on the Closing Date, except only to the extent that such claim, lawsuit, action or other proceeding is taken into account as a reduction of the Net Asset Value in the Closing Balance Sheet, or (ii) is brought against Buyer or the Company as a result of or arising from any acts or omissions of or for the Company or the Shareholders that have occurred on or before the Closing Date or any acts or omissions of the Shareholders that may occur after the Closing Date, and whether or not the bringing or assertion of any such claim, lawsuit, action or other proceeding constitutes a breach of the Shareholders' representations or warranties contained in this Agreement or is disclosed in Disclosure Schedules;

                             (iv) The failure to have paid or to pay, when due, any Taxes or effect any withholdings that arose out of the operations of the Company or the consummation of the transactions contemplated by or preceding this Agreement or the failure to have filed, when due, any Tax Returns related to any such Taxes or any period up to the Closing Date, whether or not such failure constitutes a breach of the representations or warranties of Seller contained in this Agreement or is disclosed in the Disclosure Schedules;

                             (v) Any claim, lawsuit, action or other proceeding that is brought against the Company or the Buyer in connection with any payments made to the senior executives of the Company under the Bonus Plan;

                             (vi) The existence prior to the Closing Date of any toxic or hazardous substances or materials upon, about or beneath the Real Properties or migrating or threatening to migrate from any of the Real Properties or the violation of applicable environmental laws or regulations pertaining to the Real Properties, or any real properties at which the Company previously conducted any operations and whether or not the existence of such toxic or hazardous substances or materials or the existence or occurrence of any such violations was disclosed to Buyer.

                      (b) Each Shareholder, severally and not jointly, shall indemnify, hold harmless and defend Buyer and each of the other indemnified parties named in Section 14.1(a) above, from and against any and all Damages that arise from or in connection with any breach or inaccuracy in any of such Shareholder's representations or warranties contained in Section 5 or in any Disclosure Schedules or Closing certificate relating to any such representations or warranties of such Shareholder.

               14.2 Damages. "Damages," as used in this Section 14, shall mean:
(i) demands, claims, actions, suits, investigations and legal or other proceedings brought against any indemnified party or parties, and any judgments or assessments, fines or penalties rendered therein or any settlements thereof, and (ii) all liabilities, damages, losses, Taxes, assessments, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) incurred by any indemnified party or parties, to the extent not reimbursed or paid for by insurance, whether or not they have arisen from or were incurred in or as a result of any demand, claim, action, suit, assessment or other proceeding or any settlement or judgment.

               14.3   Limitations.

                      (a) Time. No claim for indemnification under this Section 14 may be made after April 7, 2000, except that claims for indemnification may be made by the Buyer at any time after the Closing and prior to the expiration of the applicable statute of limitations with respect to Damages arising from any breach of any of the representations and warranties of the Company and the

Shareholders (and indemnification therefor) contained in Section 6.13 (Environmental and Safety Matters), and Section 6.16 (Taxes and Tax Returns).


                      (b) Threshold Amount. The Shareholders shall not have any obligation to indemnify the Buyer or any of the other indemnified parties named in Section 14.1(a) unless and until the indemnified parties have incurred or suffered Damages in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the "Threshold"), whereupon the Shareholders shall become obligated to indemnify the indemnified parties for all Damages they have incurred, including the amount of the Threshold, but subject to the Indemnification Ceilings hereinafter set forth in Section 14.3(b); provided, however, that the foregoing limitation shall not apply to any indemnification obligation of the Shareholders pursuant to Section 14.1(a)(iii), 14.1(a)(iv) or 14(a)(v) above, or any reduction to the Purchase Price pursuant to Sections 2.3, 3 and 8.12 above.

                      (c) Ceiling Amount. The aggregate liability for indemnification under Section 14.1 of the Shareholders shall in no event exceed the Purchase Price (the "Indemnification Ceiling").

               14.4 Notice of Claims. Whenever any claim shall arise for indemnification hereunder, the indemnified party shall promptly notify the other party or parties from whom indemnity may be sought therefor under this Section 14 (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided that the indemnified party's failure to give such notice shall not affect any rights or remedies of such indemnified party hereunder with respect to indemnification for Damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event that the Shareholders are collectively the indemnifying parties, the Buyer shall only be required to deliver a Notice of Claim to the Shareholder Representative. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the notice to the indemnifying party shall specify, if known, the amount or any estimate of the amount of the liability arising therefrom. Neither the indemnified party nor any indemnifying party shall settle or compromise any claim by a third party for which the indemnified party is entitled to indemnification hereunder, without the prior written consent of the other party (which shall not be unreasonably withheld), unless suit shall have been instituted against the indemnified party and the indemnifying party shall not have taken control of such suit after notification thereof as provided in
Section 14.6 of this Agreement.

               14.5 Third Party Claims. In connection with any claim giving rise to indemnity hereunder that results or may result from or arises or may arise out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if, within fifteen (15) days of receipt of notice of the claim or proceeding, it elects in writing to do so, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. If the indemnifying party has so assumed the defense of any such claim or legal proceeding, the indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the indemnified party, then (i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, (ii) the indemnifying party shall pay the costs and expenses (including the reasonable fees and cost of the attorneys and accountants for the indemnified parties) incurred in the defense of such claim or other proceeding as and when the same are incurred, and (iii) the indemnifying party shall be entitled to participate in (but not control) the defense of such claim or proceeding, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third-party claim or proceeding or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove, by a preponderance of the evidence, that the indemnified party did not defend or settle such third-party claim or proceeding in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable and actual attorneys' fees, as and when incurred in connection with such cooperation by the indemnified party.

               14.6 Indemnification Procedures. Upon receipt of a notice of claim for indemnification (a "Notice of Claim"), the indemnifying parties shall have fifteen (15) business days to contest their indemnification obligation with respect to such claim, or the amount thereof, by written notice to the indemnified party (a "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the indemnifying parties the amount of the Damages in respect thereof cannot yet be determined, such fifteen (15) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the indemnified party to the indemnifying parties setting forth the amount of the Damages incurred by the indemnified parties in respect of the indemnification claims that were the subject of the earlier Notice of Claim. Any Contest Notice shall specify the reasons or bases for the objection of the indemnifying party to the claim, and if the objection relates to the amount of the Damages asserted, the amount, if any, which indemnifying parties believe is due the indemnified party or parties. If no such Contest Notice is given within such 15-day period, the obligation of the indemnifying parties to pay to the indemnified parties the amount of the Damages set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the indemnifying parties; provided, however, that if the actual Damages later prove to be greater or less than that set forth in the Notice of Claim or Notice of Liability, the indemnifying parties shall be responsible for the actual Damages incurred. If, on the other hand, the indemnifying parties contest a Notice of Claim or Notice of Liability (as the case may be) within such 15-day period, the indemnified and indemnifying parties shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Orange County, California, as provided in Section 18.8 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Damages that is the subject of an indemnification claim (whether such determination is the result of indemnifying parties' acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or as a result of resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash, by the indemnifying parties to the indemnified party or parties who have been determined to be entitled thereto within five (5) days of such final determination of the amount of the Damages due by the indemnifying parties. Notwithstanding anything to the contrary contained elsewhere in this Section 14, if the indemnifying parties are contesting only the amount of any Damages, then as a condition precedent to the effectiveness of any Contest Notice, they shall pay to the indemnified parties, concurrently with the delivery of such Contest Notice, the portion of the Damages which they are not contesting. Any amount that becomes due hereunder and is not paid when due shall bear interest at a rate of eight percent (8%) per annum until paid.

               14.7 Subrogation. In the event that an indemnifying party pays all or any portion of a third party claim or demand concerning which the indemnified party submits a claim for indemnification pursuant to this Section 14, the indemnifying party shall be subrogated to any and all defenses, claims or other matters which the indemnified party asserted or could have asserted against the third party making such claim or demand. The indemnified party shall execute and deliver to the indemnifying party (and at the indemnifying party's expense) such documents as may be reasonably necessary to establish by way of subrogation the ability of the indemnifying party to assert such defenses, claims or other matters against any third party making such claim or demands.

               14.8 No Benefit to Third Parties. None of the limitations contained in this Section 14 on the rights of the indemnified parties or on the obligations or liabilities of the Shareholders is intended or shall be construed to confer or give, nor shall they confer or give, to any person, corporation or other entity, other than the parties hereto and their respective heirs, executors, representatives, successors and permitted assigns, any legal or equitable or other right, remedy or benefit, nor shall they be construed to alter or diminish any rights of the Company or any of the obligations of any person, corporation or other entity, under any agreement that may exist between the Company on the one hand, and any such other person, corporation or other entity, on the other hand, as the provisions of this Section 14 are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, representatives, successors and permitted assigns, and for the benefit of no other person, corporation or other entity.

               14.9 Holdback Amount. The Buyer shall be entitled to, but shall not be obligated to, reduce the Holdback Amount by the amount of any Damages for which the Buyer is entitled to indemnification from the Shareholders under this
Section 14.

        15. Confidentiality.

               Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Except as otherwise provided in Section 9.8 above, each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the arrangement of financing for and the consummation of the transactions contemplated herein. The furnishing of financial statements and other information of or relating to the Company or the Business by Buyer for purposes of obtaining financing for the transactions contemplated hereby, or the disclosure of such financial or other information by Buyer as provided in Section 9.8 above, or the release of information to Buyer's insurers for risk assessment purposes, shall not constitute a breach of this
Section 15. Confidential information shall include any business or other information which is delivered by one party to the other, unless such information (i) is already public knowledge or (ii) becomes public knowledge through no fault, action or inaction of the receiving party, or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transaction referred to herein, to any third person, specifically including, but not limited to, the employees of the Company; provided, however, that such information may be disclosed (i) with the consent of the other parties hereto, (ii) in applications or requests required to be made to obtain licenses, permits, approvals or consents needed to consummate the transactions contemplated herein, (iii) in Securities Filings as provided in
Section 9.8 above, (iv) to the professional advisors of each party hereto, or
(v) pursuant to court order or subpoena. The restrictions contained in this
Section 15 that are applicable to Buyer shall terminate at the Closing.

        16. Expenses.

               Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including without limitation, the fees and expenses of their respective counsel, accountants and consultants and none of the assets of the Company shall be reduced or diminished by any such costs or expenses incurred by the Shareholders.

        17. Notices.

               All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly served or delivered (i) upon actual physical delivery when delivered in person, or (ii) if sent by facsimile to the facsimile number of such party set forth hereinafter, upon receipt of confirmation of the transmission thereof to that number, provided that the sender thereof mails a copy of such notice, request, demand or other communication by the business day next succeeding the date such facsimile was transmitted, or, (iii) if mailed, seventy-two (72) hours after being deposited in the United States Mail, provided it is sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                      (a)    If to the Company:

                             Logical Services Incorporated
                             3235 Kifer Road, Suite 210
                             Santa Clara, California 95051
                             Attention:  Robert Ulrickson, President and
                             Chief Executive Officer
                             Facsimile No.  (408) 739-6364

                             with copies to:

                             Paul David Marotta, Esq.
                             The Corporate Law Group
                             500 Airport Blvd., Suite 120
                             Burlingame, CA 94010-1914
                             Facsimile No:  (650) 373-1501

                      (b) If to any Shareholder, to the address set forth opposite such Shareholder's name on Schedule 1 attached hereto.

                             with copies to:

                             the Company and to Paul David Marotta, Esq.

                      (c) If to Buyer, to:

                             Smartflex Systems, Inc.
                             14312 Franklin Avenue
                             Tustin, California  92781
                             Attention: William L. Healey, President and Chief Executive Officer
                             Facsimile No. (714) 838-8787
                             with copies to:

                             Stradling Yocca Carlson & Rauth
                             660 Newport Center Drive, Suite 1600
                             Newport Beach, California 92660-6441
                             Attention: Nick E. Yocca, Esq.
                             Facsimile No. (949) 725-4100

Any party hereto may from time to time, by written notice to the other party given in the manner hereinabove set forth, designate a different address or different facsimile number, which shall be substituted for the one specified above for such party.

        18. Miscellaneous.

               18.1 Binding Effect. Subject to the provisions of Section 18.10 below, this Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, representatives, successors and assigns of the parties hereto.

               18.2 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               18.3 Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

               18.4 Waivers. Any party to this Agreement may waive any right it may have hereunder or any breach or default hereunder by any other party hereto; provided that no such waiver will be effective against the waiving party unless it is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any subsequent or other right, breach or default of the same or similar nature.

               18.5 Entire Agreement. This Agreement, including the Schedules and Exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the Buyer and the holders of a majority of the outstanding Shares, provided, however, that any amendment which would reduce the Purchase Price payable to the Shareholders for the Shares shall require the approval, in writing, of all of the Shareholders.

               18.6 Governing Law. This Agreement is deemed to have been made in the State of California, and shall be governed by and construed in accordance with the laws of, the State of California for contracts made and to be performed in that State.

               18.7 Public Communications. The Shareholders will cooperate with the Buyer, if necessary, with respect to the making of a public communications release relating to this Agreement. Except as may be required by applicable law, neither the Shareholders nor the Company shall issue any press releases or other public communications relating to this Agreement or the transactions contemplated hereunder without the prior written consent of the Buyer. In the event that any such press release or other public communication shall be required by applicable law, the Shareholders shall first consult in good faith with the Buyer with respect to the form and substance of such release or communication.

               18.8 Disputes; Arbitration. In lieu of litigation, all disputes concerning this Agreement or any attachment hereto or any asserted breach hereof shall be resolved as follows:

                      (a) Cooperation. The parties agree to cooperate with each other to attempt to settle all disputes arising under this Agreement without resort to mediation or arbitration.

                      (b) Mediation. If the parties are unsuccessful in resolving a dispute within forty-five (45) days from the date the parties begin attempting to resolve it, either party may submit the dispute to a mediation administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), by requesting in writing to JAMS and the other party that a mediation settlement conference be scheduled. Each party shall use best efforts to complete the mediation within forty-five (45) days after such notice pursuant to the rules of JAMS. The mediation shall take place in Orange County, California. The parties shall attempt in good faith to reach agreement on the appointment of a retired judge from the JAMS panel as mediator. If they cannot agree within twenty (20) days after such notice, JAMS will provide a list of three available retired judges (which judges, to the extent available on a timely basis, should have substantial experience in the area of the Dispute) and each party may strike one name from the list. The remaining judge shall be appointed as mediator. The parties shall each pay their own expenses of mediation, including attorney's fees, and shall share equally the mediator's fees and expenses.

                      (c) Arbitration. All disputes which are not resolved through cooperation and mediation shall be finally resolved by binding arbitration by a single arbitrator in accordance with the Federal Arbitration Act, 9 USCA 1, et. seq. in effect at the time. Each party to this Agreement can initiate arbitration pursuant to this Agreement by serving notice on the other party of an intent to arbitrate. Each of the parties consents to venue for such arbitration in Orange County, California, if proceedings are commenced by the Buyer, and in Santa Clara County, California, if proceedings are commenced by the Company or any Shareholder. The notice shall specify with particularity the claims or issues that are to be arbitrated. Within ten days of receipt of the notice by all parties, the parties shall use all reasonable efforts to obtain a list of available arbitrators from the appropriate office of JAMS and select a mutually acceptable arbitrator. If the parties are unable to agree on an arbitrator within ten days, any party may petition the Presiding Judge of the forum's Superior Court to select a single arbitrator from the JAMS list. The parties shall have the discovery rights available under the forum's Civil Rules, subject to the limitation that each side shall be limited to no more than five depositions unless, upon a showing of good cause, the party can convince the arbitrator that more depositions should be permitted. It shall be the intention of the parties to select an arbitrator and set a schedule according to the following: (1) all discovery must be concluded within 120 days of the selection of an arbitrator, (2) the arbitration hearing must be concluded within 30 days of the close of discovery and it will be conducted in accordance with the forum's Rules of Evidence, and (3) the arbitrator's final decision shall be rendered within ten days of the final hearing day. Judgment upon the arbitrator's final award may be entered in any court having jurisdiction thereof. The parties shall bear in equal shares the arbitrator's fees and costs. In those cases where the arbitrator's judgment consists solely of monetary damages, the prevailing party in the arbitration shall be awarded its reasonable attorneys' fees and all costs, other than the arbitrator's fees and costs. For the purpose of determining who is the prevailing party, each side will submit to the other a single written offer of settlement ten days prior to the start of the arbitration hearing and the party whose offer most closely resembles the arbitrator's award shall be deemed the prevailing party for the purpose of awarding attorneys' fees.

               18.9 Assignment. No Shareholder may assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of Buyer. Prior to the Closing, Buyer may not assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of the Shareholder Representative.

               18.10 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BUYER:                          SMARTFLEX SYSTEMS, INC.,
                                a Delaware corporation



                                By:    //s// William L. Healey
                                       --------------------------------------
                                       William L. Healey, President and Chief
                                       Executive Officer



COMPANY:                        LOGICAL SERVICES INCORPORATED,
                                a California corporation



                                By:    //s// Robert Ulrickson
                                       --------------------------------------
                                       Robert Ulrickson, President and Chief
                                       Executive Officer

SHAREHOLDERS:

//s// Rocky R. Arnold                       //s// James W. Moyer
----------------------------                ------------------------------------
Rocky R. Arnold, Ph.D.                      James W. Moyer, Ph.D.

//s// Douglas L. Bish                       //s// John L. Nichols
----------------------------                ------------------------------------
Douglas L. Bish                             John L. Nichols

//s// Timothy Barry                         //s// David H. Nudelman
----------------------------                ------------------------------------
Timothy Barry                               David H. Nudelman

//s// Anthony D. Castagna                   //s// John M. O'Keefe
----------------------------                ------------------------------------
Anthony D. Castagna, Ph.D.                  John M. O'Keefe

//s// Robert K. Chipman                     //s// Connie R. Praast
----------------------------                ------------------------------------
Robert K. Chipman                           Connie R. Praast

//s// Jackie M. Daemion                     //s// Theodore D. Praast
----------------------------                ------------------------------------
Jackie M. Daemion                           Theodore D. Praast

//s// Ronald J. Heath                       //s// Tim R. Russell
----------------------------                ------------------------------------
Ronald J. Heath                             Tim R. Russell

//s// John N. Hendrick                      //s// Michael R. Seliskar
----------------------------                ------------------------------------
John N. Hendrick                            Michael R. Seliskar

//s// lb W. Larson                          //s// Michael Slater
----------------------------                ------------------------------------
lb W. Larson                                Michael Slater

//s// Richard M. Levy                       //s// David E. Smoler
----------------------------                ------------------------------------
Richard M. Levy, Ph.D.                      David E. Smoler

//s// Douglas J. Littlejohn                 //s// Douglas S. Thom
----------------------------                ------------------------------------
Douglas J. Littlejohn                       Douglas S. Thom

//s// David P. Manley                       //s// Robert W. Ulrickson
----------------------------                ------------------------------------
David P. Manley                             Robert W. Ulrickson

Ulrickson-Weaver Charitable Trust
R. W. Ulrickson, Trustee


By: //s// R. W. Ulrickson
   -------------------------

//s// Baxter R. Watkins
----------------------------
Baxter R. Watkins

//s// Nancy J. Weaver
----------------------------
Nancy J. Weaver

//s// Paul J. White
----------------------------
Paul J. White

//s// Bruce D. Wong
----------------------------
Bruce D. Wong

//s// Sun N. Yu
----------------------------
Sun N. Yu